UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549


                       FORM 8-K


                   CURRENT REPORT
         Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                    Date of Report
                         (Date of earliest event reported)
                    July 28, 2005


              THE COMMERCE GROUP, INC.
                 (Exact name of registrant as specified in its charter)


 Massachusetts      001-13672        04-2599931
 (State or other                  (Commission File               (IRS Employer
  jurisdiction                       Number)                     Identification
  of incorporation)                                                   No.)


211 Main Street, Webster, Massachusetts  01570
    (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

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The Commerce Group, Inc.
Form 8-K
July 28, 2005

Section 2.  Financial Information
Item 2.02  Results of Operations and Financial Condition

     The following information is being furnished under Item 2.02 - Results of Operations and Financial Condition. Such information, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

     On July 28, 2005, The Commerce Group, Inc. (the "Company") issued a press release announcing its results for the quarter ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.




                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           July 28, 2005




                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Chief Accounting Officer











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                                          Exhibit 99.1
Press Release

RELEASE:    Immediate (July 28, 2005)

CONTACT:    Randall V. Becker, Treasurer
            Treasurer
            (508) 949-4129

                           The Commerce Group, Inc.
                   Announces 2005 Second Quarter Results
                           and Comparison to 2004

WEBSTER, Mass., July 28, 2005 -- The Commerce Group, Inc. (NYSE:CGI) today reported 2005 second quarter results. Net earnings were $62.6 million, or $1.85 per diluted share, compared to net earnings of $37.4 million or $1.14 per diluted share for 2004.

During the second quarter of 2005, the Company had net realized investment gains of $12.3 million or $0.24 per diluted share, compared to net realized investment losses of $8.6 million or $0.17 per diluted share in the second quarter of 2004. A complete breakdown of this information is included in the attached tables.

Earned premiums were $427.8 million for the second quarter of 2005, compared to $404.5 million for 2004. A schedule of direct written premiums to earned premiums is included in the attached tables.

The second quarter GAAP consolidated combined ratio was 89.6%, compared to 91.7% for 2004. The decrease in the combined ratio was the result of a decrease in the loss ratio, partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for the second quarter of 2005 decreased to 63.3% from 68.4% during the same period last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) a decline in the current year personal automobile bodily injury claim frequency; (3) more favorable loss reserve development compared to the second quarter of last year; and, (4) improved current year results and continued favorable prior years' loss development from Commonwealth Automobile Reinsurers (C.A.R.). The Company's GAAP consolidated underwriting ratio increased to 26.3%, as compared to 23.3% for last year's second quarter, primarily as a result of significantly higher accrued agents' profit sharing and slightly higher 2005 policy year mandated Massachusetts personal automobile commission rates. The higher accrued agents' profit sharing is an outcome of substantially better underwriting results for the second quarter of 2005 versus last year's second quarter.

Cumulative June 30, 2005 Results

Net earnings for the first six months of 2005 were $120.6 million, or $3.56 per diluted share, compared to net earnings of $88.4 million or $2.70 per diluted share for 2004.

MORE

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CGI 2Q'05 Earnings Release (page 2 of 7)

During the first six months of 2005, the Company had net realized investment gains of $20.6 million or $0.40 per diluted share, compared to net realized investment gains of $11.9 million or $0.24 per diluted share in the same period of 2004. A complete breakdown of this information is included in the attached tables.

Earned premiums were $851.0 million for the six months of 2005, compared to $800.1 million for 2004. A schedule of direct written premiums to earned premiums is included in the attached tables.

The 2005 six-month GAAP consolidated combined ratio was 89.3%, compared to 92.7% for 2004. The decrease in the combined ratio was the result of a decrease in the loss ratio, partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for the first six months of 2005 decreased to 64.6% from 69.8% during the same period last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) more favorable loss reserve development compared to 2004; (3) improved results from Commonwealth Automobile Reinsurers (C.A.R.); and, (4) a decrease in the current year personal automobile bodily injury claim frequency, partially offset by an increase in physical damage claim frequency which primarily occurred during the first quarter of 2005. The Company's GAAP consolidated underwriting ratio increased to 24.7% for the first six months of 2005, as compared to 22.9% for the same period of 2004, primarily as a result of significantly higher accrued agents' profit sharing and slightly higher 2005 policy year mandated Massachusetts personal automobile commission rates.

A complete presentation of June 30, 2005 and 2004 financial statement information, including a breakdown of the components of the combined ratio and realized investment gains and losses, is included in the financial statements attached to this press release.

Additional supplemental financial information is available on the Company's website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.

At June 30, 2005, the Company had authority to purchase approximately 858,000 additional shares of common stock under the current Board of Directors' stock re-purchase authorization.

All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP).

About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A. M. Best Company, based on 2004 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.
M. Best.
MORE
Page 4 of 9
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CGI 2Q'05 Earnings Release (page 3 of 7)

Forward Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities
Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "should," "management believes," "we believe," "we intend," and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

* the possibility of severe weather and adverse catastrophe experiences;
*   adverse trends in claim severity or frequency;
*   adverse state and federal regulations and legislation;
*   adverse judicial decisions;
* adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
*   interest rate risk;
* rate making decisions for private passenger automobile policies in Massachusetts;
*   potential rate filings;
*   heightened competition;
*   concentration of business within Massachusetts;
* market disruption in Massachusetts, if competitors exited the market or become insolvent;
*   dependence on our executive officers; and,
* the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

(Tables Follow)

CGI 2Q '05 Earnings Release (page 4 of 7)


THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED BALANCE SHEETS
June 30, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                                      June 30,      June 30,
                                                                        2005          2004
Assets:
Investments
  Fixed maturities, at market                                        $ 1,820,794   $ 1,594,035
  Preferred stocks, at market                                        $   516,673   $   380,783
  Common stocks, at market                                           $    76,278   $    94,932
  Preferred stock mutual fund, at equity                             $    72,115   $    51,687
  Mortgage loans and collateral notes receivable                     $    16,607   $    14,788
  Cash and cash equivalents                                          $    79,192   $    73,794
  Other investments, at equity                                       $    34,837   $    29,409

      Total investments                                              $ 2,616,496   $ 2,239,428

Accrued investment income                                            $    20,221   $    20,100
Premiums receivable                                                  $   496,327   $   474,874
Deferred policy acquisition costs                                    $   184,979   $   174,375
Property and equipment, net                                          $    56,174   $    51,722
Due from reinsurers                                                  $   138,398   $   124,656
Residual market receivable                                           $   220,576   $   222,392
Deferred income taxes                                                $    46,212   $    59,046
Current income taxes                                                 $     1,841   $     6,790
Other assets                                                         $    23,504   $    19,594

      Total assets                                                   $ 3,804,728   $ 3,392,977

Liabilities:
Unpaid losses and LAE                                                $ 1,016,042   $ 1,015,264
Unearned premiums                                                    $ 1,002,638   $   943,157
Bonds payable                                                        $   298,286   $   298,085
Deferred income                                                      $    10,969   $     9,132
Accrued agents' profit sharing                                       $   102,666   $    33,790
Outstanding checks payable                                           $    43,515   $    37,521
Advance premiums and commissions payable                             $    31,655   $    28,456
Other liabilities                                                    $    68,832   $    63,806

      Total liabilities                                              $ 2,574,603   $ 2,429,211

Minority interest                                                    $     5,555   $     4,542

Stockholders' equity:
Preferred stock                                                      $        -    $        -
Common stock                                                         $    20,433   $    20,135
Paid-in capital                                                      $   145,460   $   118,125
Net accumulated other comprehensive income (loss)                    $    13,125   $   (21,821)
Retained earnings                                                    $ 1,265,768   $ 1,064,876

      Stockholders' equity before treasury stock                     $ 1,444,786   $ 1,181,315

Treasury stock                                                       $  (220,216)  $  (222,091)

      Total stockholders' equity                                     $ 1,224,570   $   959,224

      Total liabilities, minority interest and stockholders' equity  $ 3,804,728   $ 3,392,977

Common shares outstanding                                             33,602,705    32,913,020

Stockholders' equity per share                                       $     36.44   $     29.14

CGI 2Q '05 Earnings Release (page 5 of 7)

THE COMMERCE GROUP, INC.  (NYSE -  CGI)
CONSOLIDATED STATEMENTS OF EARNINGS AND COMPRESHENSIVE INCOME
Three and Six Months Ended June 30, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited



                                                               Three Months Ended                 Six Months Ended
                                                                     June 30,                         June 30,
                                                                 2005         2004               2005          2004
Revenues:
  Earned premiums                                                   $   427,792   $    404,511         $   850,994    $    800,079
  Net investment income                                             $    31,233   $     27,894         $    60,320    $     55,709
  Premium finance and service fees                                  $     7,042   $      7,021         $    14,245    $     14,065
  Net realized investment gains (losses)                            $    12,291   $     (8,602)        $    20,604    $     11,857
  Other income                                                      $        11   $        113         $        15    $        113

      TOTAL REVENUES                                                $   478,369   $    430,937         $   946,178    $    881,823

Expenses:
  Losses and LAE                                                    $   270,737   $    276,506         $   549,895    $    558,688
  Policy acquisition costs                                          $   111,679   $     98,200         $   212,051    $    190,424
  Interest expense & amortization of bond fees                      $     4,608   $      4,512         $     9,127    $      9,095

      TOTAL EXPENSES                                                $   387,024   $    379,218         $   771,073    $    758,207

      Earnings before income taxes and minority interest            $    91,345   $     51,719         $   175,105    $    123,616

Income taxes                                                        $    28,574   $     14,152         $    54,062    $     34,904

      Earnings before minority interest                             $    62,771   $     37,567         $   121,043    $     88,712

Minority interest in net earnings of subsidiary                     $      (209)  $       (177)        $      (443)   $       (282)

      NET EARNINGS                                                  $    62,562   $     37,390         $   120,600    $     88,430

COMPREHENSIVE INCOME (LOSS)                                         $    84,352   $    (20,915)        $   117,322    $     37,526

EARNINGS PER COMMON SHARE:
  BASIC                                                             $      1.86    $      1.14         $      3.60    $       2.72
  DILUTED                                                           $      1.85    $      1.14         $      3.56    $       2.70

Cash dividends paid per common share                                $      0.38    $      0.33         $      0.71    $       0.65

Weighted average shares outstanding:
  BASIC                                                              33,593,815     32,684,245          33,528,637      32,484,585
  DILUTED                                                            33,895,166     32,906,206          33,857,269      32,692,519

Page 7 of 9
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CGI 2Q '05 Earnings Release (page 6 of 7)

THE COMMERCE GROUP, INC.  (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three and Six Months June 30, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                               Three Months Ended                 Six Months Ended
                                                                     June 30,                         June 30,
                                                                 2005         2004               2005          2004

ADDITIONAL EARNINGS INFORMATION:

Direct premiums written to earned premiums reconciliation:
  Direct premiums written                                           $  482,347    $  467,986          $   991,012     $   966,573
  Assumed premiums                                                  $   51,226    $   43,492          $    89,244     $    77,570
  Ceded premiums                                                    $  (70,344)   $  (65,719)         $  (135,263)    $  (120,710)

    Net written premiums                                            $  463,229    $  445,759          $   944,993     $   923,433
    Increase in unearned premiums                                   $  (35,437)   $  (41,248)         $   (93,999)    $  (123,354)

      Earned premiums                                               $  427,792    $  404,511          $   850,994     $   800,079

GAAP consolidated operating ratios: (1)
  Loss ratio                                                              63.3%         68.4%                64.6%           69.8%
  Underwriting ratio                                                      26.3%         23.3%                24.7%           22.9%
    Combined ratio                                                        89.6%         91.7%                89.3%           92.7%

GAAP operating ratios for combined insurance subsidiaries only: (2)
  Loss ratio                                                              62.3%         67.5%                63.9%           68.7%
  Underwriting ratio                                                      25.5%         22.5%                24.1%           22.1%
    Combined ratio                                                        87.8%         90.0%                88.0%           90.8%

Breakdown of net realized investment gains (losses):
  Fixed maturities                                                  $    7,648    $   (6,387)         $    18,016     $     3,271
  Preferred stocks                                                  $      190    $    2,693          $     1,007     $     7,200
  Common stocks                                                     $      548    $      505          $       964     $     4,944
  Preferred stock mutual funds:
    Due to increase (decrease) in NAV                               $    3,276    $   (5,259)         $     2,641     $    (3,146)
    Due to sales                                                    $       -     $       38          $        -      $        38
  Venture capital fund investments                                  $    2,560    $     (184)         $     1,609     $     1,515
  Other                                                             $        8    $       (8)         $       330     $      (197)
  Other than temporary writedowns                                   $   (1,939)   $       -           $    (3,963)    $    (1,768)

    Net realized investment gains (losses) before tax               $   12,291    $   (8,602)         $    20,604     $    11,857
   Income tax expense (benefit) at 35%                              $    4,302    $   (3,011)         $     7,211     $     4,150

    Net realized investment gains (losses) after tax                $    7,989    $   (5,591)         $    13,393     $     7,707

    Per diluted share net realized gains (losses) after tax         $     0.24    $    (0.17)         $      0.40     $      0.24
Page 8 of 9
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CGI 2Q '05 Earnings Release (page 7 of 7) - Continued

THE COMMERCE GROUP, INC.  (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three and Six Months June 30, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited


   (1)   GAAP consolidated operating ratios are calculated as in (2) below using the combined insurance subsidiaries' loss and underwriting results, adding to them the expenses of the holding companies (corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement.  For purposes of the U/W ratio, underwriting expenses are grossed-up for the increase in deferred acquisition costs of $10,332 and $5,766 for the three months ended and $21,334 and $20,769 for the six months ended June 30, for
         2005 and 2004, respectively.

   (2)   GAAP operating ratios for combined insurance subsidiaries are calculated as follows:
         (a)  The loss ratio represents losses and LAE divided by earned premiums; and,
         (b)  The underwriting ratio represents underwriting expenses (excluding changes in deferred acquisition costs), divided by net premiums written.  No corporate expenses are included in the calculations.




























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